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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999, on the January 31, 1999 financial statements of the SEI Daily Income Trust, included in the previously filed Form N-30D dated March 24, 1999, and to all references to our firm included in or made part of this Post-Effective Amendment No. 40 to the Registration Statement File No. 2-77048.


                                    /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
   May 28, 1999